Exhibit 10.6

April 27, 2026

Ms. Christine Kan

Kan Wan Chen Pte. Ltd.

[***]

Kan Wan Chen Pte. Ltd. Loan to ALR Technologies SG Ltd.

This letter is in regards to the maturity date of the loan issued by Kan Wan Chen Pte. Ltd. (“KWC”) to ALR Technologies SG Ltd. (“ALRT” or the “Company”) in the principal amount of S$4,072,000 under the following agreements between KWC and ALRT:

a.	The loan agreement entered into on September 6, 2022
b.	The amending letter dated June 20, 2023;
c.	The amending letter dated July 31, 2023, and
d.	The amending letter dated April 16, 2025.

Collectively, the loan agreement and amending letters are the “Loan Agreement”. Each of the executed copies is attached hereto as a Schedule to this letter.

1.	The Loan Agreement matured on December 31, 2025. ALRT and KWC wish to further amend the terms of the Loan Agreement to extend the maturity date from December 31, 2025 to December 31, 2026.
2.	The parties confirm the KWC has provided advances of S$1,524,625 to ALRT during the period of January 1, 2025, to December 31, 2025, of which S$1,494,625 are separate and excluded from the Loan Agreement and will be governed by the Line of Credit Agreement dated April 27, 2026.
3.	Except as amended by this letter all other terms and conditions of the Loan Agreement shall remain in force and unaltered.
4.	This letter may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original. counterparts may be executed and delivered by facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Sincerely

/s/ Sidney Chan

Mr. Sidney Chan

Chairman and CEO

ALR Technologies SG Ltd.

Agreed to by:

/s/ Christine Kan

Ms. Christine Kan

Director

Kan Wan Chen Pte. Ltd.

SCHEDULE

LOAN AGREEMENTS